UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2008
Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Reservoir Place 1601 Trapelo Road, Suite 329 Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01. Other Events
From August 14, 2008 to September 3, 2008, while it was permissible under the applicable securities laws for officers of Constant Contact, Inc. (the “Company”) to purchase and sell securities of the Company, the following officers entered into binding trading plans (the “10b5-1 Plans”):

		Maximum number
		of shares of
		common stock that	Time period during
		may be sold under	which sales may occur
Name	Title	the 10b5-1 Plans	under the 10b5-1 Plans

Eric S. Groves	Senior Vice President, Worldwide Strategy and Market Development	100,000	11/17/2008 — 10/30/2009

Thomas C. Howd	Senior Vice President, Customer Operations	58,000	1/2/2009 — 12/31/2009

Daniel A. Richards	Vice President, Engineering	62,012	12/3/2008 — 11/30/2009
Pursuant to the 10b5-1 Plans, certain shares of the Company’s common stock held by such officers or issuable upon exercise of outstanding options will be sold on a periodic basis without further direction from the officer in accordance with the terms and conditions set forth in the applicable 10b5-1 Plan, which in all cases include minimum sale price thresholds. Under the Company’s insider trading policy, trades will not occur under the 10b5-1 Plans until at least 90 days after the execution date of the applicable 10b5-1 Plan.
Each of the 10b5-1 Plans is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Transactions made pursuant to the 10b5-1 Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of the 10b5-1 Plans described above.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: September 16, 2008	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel